NEWS
FOR RELEASE:	January 18, 2007

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS RECORD FOURTH QUARTER 2006 EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC:BB “WFSC”) reported consolidated net income of $620 thousand for the three months ended December 31, 2006 compared to $382 thousand for the comparable period in 2005 - an increase of 62%. On a diluted per share basis, earnings for the three-month periods of 2006 and 2005 were $.34 vs. $.21 - an increase of 62%. For the twelve-month period ended December 31, 2006, net income totaled $2.1 million compared to $1.1 million for the comparable period in 2005 - an increase of 91%. On a diluted per share basis, earnings for the twelve-month periods ended December 31, 2006 and 2005, respectively, were $1.13 vs. $.60 - an increase of $88%. The increase in earnings resulted from growth in net earning assets, improved asset quality and a stronger net interest margin.

At December 31, 2006, consolidated assets totaled $157.6 million - a 14% increase over December 31, 2005. Asset growth was primarily realized in loans, which increased 22% to $122.5 million. At December 31, 2006, the Company’s allowance for loans represented 1.54% of outstanding loans. Deposits reflected 13% growth to $134.9 million at December 31, 2006 compared to the prior year. Shareholders’ equity increased 22% over December 31, 2005 to $13.0 million at December 31, 2006.

Return on assets was 1.54% compared to 1.13%, and return on equity was 19.49% compared to 14.43% for the three-month periods ended December 31, 2006 and 2005, respectively. For the twelve-month periods ended December 31, 2006 and 2005, respectively, return on assets was 1.39% compared to .81%, and return on equity was 17.68% compared to 10.67%.

G. Gordon Greenwood, President and Chief Executive Officer, stated, “Record earnings were largely attributable to sustained improvement in asset quality, a healthy demand for loans and a stronger net interest margin. The results would not have been possible without the dedication of all Bank of Asheville associates and our partners at Bank of Asheville Mortgage, White Oak Financial and Altavista Wealth Management.”

Weststar Financial Services Corporation is the parent company of The Bank of Asheville. Weststar Financial Services Corporation own 100% interest in Weststar Financial Services Corporation I, a statutory trust, and 50% interest in Bank of Asheville Mortgage Company, LLC, a mortgage broker. The bank operates five full-service banking offices in Buncombe County, North Carolina - Downtown Asheville, Candler, Leicester, South Asheville and Reynolds. Bank of Asheville Mortgage Company, LLC operates four offices - Downtown Asheville, South Asheville, Hendersonville and Waynesville.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *

For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

79 Woodfin Place, Suite 102	www.bankofasheville.com
Asheville, North Carolina 28801

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% change	2006	2005	% change
Consolidated earning summary:
Interest income	$3,117,718	$2,183,793	42.8%	$11,170,672	$7,726,454	44.6%
Interest expense	1,232,763	$743,979	65.7%	4,195,951	2,538,483	65.3%
Net interest income	1,884,955	1,439,814	30.9%	6,974,721	5,187,971	34.4%
Provision for loan losses	71,445	$65,500	9.1%	284,645	466,270	-39.0%
Net interest income after
provision for loan losses	1,813,510	1,374,314	32.0%	6,690,076	4,721,701	41.7%
Other income	457,931	$302,234	51.5%	1,363,061	1,431,886	-4.8%
Other expenses	1,365,649	$1,091,754	25.1%	4,914,727	4,464,811	10.1%
Income before taxes	905,792	584,794	54.9%	3,138,410	1,688,776	85.8%
Income taxes	285,431	$202,515	40.9%	1,075,678	610,025	76.3%
Net income	$620,361	$382,279	62.3%	$2,062,732	$1,078,751	91.2%
Earnings per share - Basic*	$0.37	$0.23	60.9%	$1.23	$0.64	92.2%
Earnings per share - Diluted*	0.34	0.21	61.9%	1.13	0.60	88.3%
Average Shares - Basic*	1,681,399	1,680,425	0.1%	1,681,317	1,679,968	0.1%
Average Shares - Diluted*	1,825,334	1,800,564	1.4%	1,818,687	1,801,455	1.0%
Consolidated balance sheet data:
Total Assets				$157,644,462	$138,753,535	13.6%
Total Deposits				134,871,081	119,112,899	13.2%
Loans (gross)				122,463,720	100,493,602	21.9%
Investments				26,241,010	27,824,748	-5.7%
Shareholders' Equity				12,972,853	10,596,543	22.4%
Consolidated average balance sheet data:
Total Assets	$159,861,014	$134,188,336	19.1%	$148,160,685	$132,449,514	11.9%
Total Deposits	136,218,131	114,283,139	19.2%	125,581,887	113,237,854	10.9%
Loans (gross)	120,915,750	96,187,785	25.7%	111,294,892	90,595,910	22.9%
Investments	25,597,572	27,158,388	-5.8%	26,042,834	24,725,434	5.3%
Shareholders' Equity	12,626,175	10,513,514	20.1%	11,666,996	10,114,588	15.4%
Consolidated performance ratios:
Return on average assets**	1.54%	1.13%		1.39%	0.81%
Return on average equity**	19.49%	14.43%		17.68%	10.67%
Capital to Assets	7.90%	7.83%		7.87%	7.64%
Consolidated asset quality data and ratios:
Nonaccruing loans				$975,190	$1,754,653	-44.4%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				975,190	1,754,653	-44.4%
Foreclosed properties				106,000	127,000	-16.5%
Nonperforming assets				1,081,190	1,881,653	-42.5%
Allowance for loan losses				1,884,080	1,760,377	7.0%
Loans charged off				218,455	369,846	-40.9%
Recoveries of loans charged off				57,513	55,587	3.5%
Net loan charge-offs				160,942	314,259	-48.8%
Net charge-offs to average loans**				0.14%	0.35%	-58.3%
Nonperforming loans to total assets				0.62%	1.26%	-51.1%
Allowance coverage of nonperforming loans				193.20%	100.33%	92.6%
Allowance for loan losses to gross loans				1.54%	1.75%	-12.2%

*The share and per share amounts have been adjusted to reflect the 6 for 5 stock splits distributed in May 2006 and January 2005.
**Annualized based on number of days in the period.

Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2006	2006	2006	2006	2005
Consolidated earning summary:
Interest income	$3,117,718	$2,980,888	$2,681,234	$2,390,832	$2,183,793
Interest expense	1,232,763	1,126,316	967,215	869,657	743,979
Net interest income	1,884,955	1,854,572	1,714,019	1,521,175	1,439,814
Provision for loan losses	71,445	60,750	61,600	90,850	65,500
Net interest income after provision for loan loss	1,813,510	1,793,822	1,652,419	1,430,325	1,374,314
Other income	457,931	372,815	258,301	274,014	302,234
Other expenses	1,365,649	1,240,687	1,193,891	1,114,500	1,091,754
Income before taxes	905,792	925,950	716,829	589,839	584,794
Income taxes	285,431	333,180	250,417	206,650	202,515
Net income	$620,361	$592,770	$466,412	$383,189	$382,279
Earnings per share - Basic*	$0.37	$0.35	$0.28	$0.23	$0.23
Earnings per share - Diluted*	0.34	0.33	0.26	0.21	0.21
Average Shares - Basic*	1,681,399	1,681,290	1,681,290	1,681,290	1,680,425
Average Shares - Diluted*	1,825,334	1,821,738	1,819,568	1,806,700	1,800,564
Consolidated balance sheet data:
Total Assets	$157,644,462	$153,070,037	$147,330,128	$144,290,002	$138,753,535
Total Deposits	134,871,081	127,629,905	125,086,835	124,087,200	119,112,899
Loans (gross)	122,463,720	118,650,542	110,747,031	105,453,650	100,493,602
Investments	26,241,010	25,711,065	25,726,073	26,512,936	27,824,748
Shareholders' Equity	12,972,853	12,336,153	11,293,784	10,978,270	10,596,543
Consolidated average balance sheet data:
Total Assets	$159,861,014	$151,974,619	$141,740,816	$138,775,727	$134,188,336
Total Deposits	136,218,131	128,671,518	120,331,869	116,849,318	114,283,139
Loans (gross)	120,915,750	115,642,714	106,232,569	102,134,367	96,187,785
Investments	25,597,572	25,665,897	26,993,665	26,700,426	27,158,388
Shareholders' Equity	12,626,175	11,854,678	11,239,611	10,926,691	10,513,514
Consolidated performance ratios:
Return on average assets**	1.54%	1.55%	1.32%	1.12%	1.13%
Return on average equity**	19.49%	19.84%	16.64%	14.22%	14.43%
Capital to Assets	7.90%	7.80%	7.93%	7.87%	7.83%
Consolidated asset quality data and ratios:
Nonaccruing loans	$975,190	$937,304	$1,131,397	$1,854,149	$1,754,653
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	975,190	937,304	1,131,397	1,854,149	1,754,653
Foreclosed properties	106,000	136,177	142,000	139,750	127,000
Nonperforming assets	1,081,190	1,073,481	1,273,397	1,993,899	1,881,653
Allowance for loan losses	1,884,080	1,862,809	1,830,113	1,844,887	1,760,377
Loans charged off	58,768	42,601	92,632	24,454	27,132
Recoveries of loans charged off	8,593	14,548	16,258	18,114	25,648
Net loan charge-offs	50,175	28,053	76,374	6,340	1,484
Net charge-offs to average loans**	0.16%	0.10%	0.29%	0.03%	0.01%
Nonperforming loans to total assets	0.62%	0.61%	0.77%	1.29%	1.26%
Allowance coverage of nonperforming loans	193.20%	198.74%	161.76%	99.50%	100.33%
Allowance for loan losses to gross loans	1.54%	1.57%	1.65%	1.75%	1.75%

*The share and per share amounts have been adjusted to reflect the 6 for 5 stock splits distributed in May 2006 and January 2005.
** Annualized based on number of days in the period.